Exhibit (a)(1)(ii)


                              LETTER OF TRANSMITTAL

                                    Regarding
                                    Interests
                                       in

                            NT ALPHA STRATEGIES FUND
                   Tendered Pursuant to the Offer to Purchase
                              Dated April 17, 2006

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
              RECEIVED BY THE FUND BY, 5:00 P.M., CENTRAL TIME, ON
                   May 15, 2006, UNLESS THE OFFER IS EXTENDED.
       -------------------------------------------------------------------
        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:
                            NT ALPHA STRATEGIES FUND
                         c/o The Northern Trust Company
                                 P.O. Box 75986
                             Chicago, IL 60675-5986

                              Phone: (866) 494-4267
                               Fax: (312) 557-0411

Ladies and Gentlemen:

The undersigned hereby tenders to NT Alpha Strategies Fund, a diversified closed-end management investment company (the "Fund"), the interests (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 17, 2006, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Interests or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering unitholder in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2006, subject to an extension of the Offer as described in Section 7.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

                             PLEASE FAX OR MAIL TO:

                            NT ALPHA STRATEGIES FUND
                         c/o The Northern Trust Company
                                 P.O. Box 75986
                             Chicago, IL 60675-5986

                           FOR ADDITIONAL INFORMATION:
                              Phone: (866) 494-4267
                               Fax: (312) 557-0411

_______________________________________________________________________________
PART I - Name and Address
_______________________________________________________________________________


Name:__________________________________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________
Social Security No. or Taxpayer Identification No:_____________________________ Telephone Number: ( ) ___________________________________________________

_______________________________________________________________________________
PART II - Amount of Interest in the Fund Being Tendered:
_______________________________________________________________________________

      [    ]  Entire amount of units of interest
      [    ]  Portion of units of interest expressed as a specific dollar value.
              (if your account balance is reduced to less than $10,000 (the
              "Required Minimum Balance Number") then you shall be deemed to have tendered the entirety of your interests) $__________________

      [    ]  Portion of units of interest in excess of the Required Minimum
              Balance Number of Units ____________________

* The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the undersigned will be deemed to have tendered the entirety of its interest in the Fund.

_______________________________________________________________________________

PART III. - PAYMENT
------------------------------

At the time of your original application to the Fund, you were offered the opportunity to specify the method by which you would prefer to have the proceeds, from any repurchase of units, paid to you.

If you had specified payment via check, or if you made no specific payment method, then payment of these proceeds will be mailed to your address as currently reflected in the Fund's records.

If you had instead provided wire transfer instructions with your original application, then payment will be made according to those instructions as currently reflected in the Fund's records.

If you do not now wish to amend those instructions, please proceed to PART 4. If you do wish to override those original payment instructions, please indicate below whether you now want to receive payment by:

        [ ] Check (all payments will be mailed to your address as reflected in the Fund's records)

        [ ] Wire transfer (if so, check the box and complete the information below)

            Bank Name:___________________________________
            ABA Routing Number:__________________________
            Credit to:___________________________________
            Account Number:______________________________
            For further credit to:_______________________
            Name(s) on the Account:______________________
            _____________________________________________
            Account Number:______________________________

            Fund Account No. ____________________________


NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in PART 4. (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.)

    The undersigned hereby represents and warrants that the undersigned has full power and authority to sell the Interests or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

PART IV - Signatures


-----------------------------------------------------------      -------------------------------------------------
                   SIGNATURE(S) REQUIRED                              SIGNATURE(S) GUARANTEED (IF REQUIRED)
       Signature(s) of Registered Holder(s) or Agent
-----------------------------------------------------------      -------------------------------------------------

Must be signed by the registered holder(s) EXACTLY as the        You do not need to have your signature
name(s) appear(s) on the front of the attached cover             guaranteed unless you are a trustee, executor,
letter.  For joint owners, each joint owner must sign.  If       administrator, guardian, attorney-in-fact,
signing is by an officer of a corporation, an attorney,          officer of a corporation or other person acting
trustee, executor, administrator, guardian or other person       in a fiduciary or representative capacity.
acting in a fiduciary or representative capacity, please
set forth full title.  (See Instruction 2).


The undersigned hereto hereby represents, warrants and
agrees as set forth in this Letter of Transmittal and
tenders the Interests or portion thereof indicated in this      ___________________________________________________
Letter of Transmittal to the Fund pursuant to the terms of                     Authorized Signature
the Offer.  See Instructions 2, 3 or 4.
                                                                 __________________________________________________
                                                                                   Name of Firm
Dated: ___________________________________________________

Name(s):__________________________________________________      __________________________________________________
                                                                          Address of Firm - Please Print
__________________________________________________________
                       (Please Print)
                                                                 Dated: __________________________________________

Capacity
_____________________________________
Address:___________________________________________________

___________________________________________________________
                     (Include Zip Code)


Area Code and
Tel. No.
__________________________________________________________

__________________________________________________________
                      Title, if any

Date:___________________    Phone No.: ___________________

___________________________________________________________      _________________________________________________


        ___________________________________________________      ______________________________________________
                  SPECIAL PAYMENT INSTRUCTIONS                        SPECIAL DELIVERY INSTRUCTIONS
        ___________________________________________________      ______________________________________________

        Complete ONLY if the check for the payment of            Complete ONLY if the check for the payment
        the purchase price of the Interests or portion           of the purchase price of the Interests or
        thereof is to be issued in a name that differs           portion thereof is to be mailed to an
        from the name on the surrendered                         address other than the address reflected
        certificate(s).  Issue check to:                         above.  Mail to:

        Name:                                                    Name:
        ___________________________________________________      ______________________________________________
        Address:                                                 Address:
        __________________________________________________       ______________________________________________

        __________________________________________________       ______________________________________________

        (Please also see instructions regarding
        signature guarantee)
        __________________________________________________       ______________________________________________


              INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Method of delivery.

         You will not receive the check for payment of the purchase price of the Interests unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Fund and any required accompanying evidences of authority. This Letter of Transmittal must be sent or delivered to NT Alpha Strategies Fund c/o The Northern Trust Company, P.O. Box 75986, Chicago, IL 60675-5986. The method of delivery of all documents is at the election and risk of the Unitholder. If delivery is by mail, it is recommended that you use registered mail, insured, return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

2. Guarantee of Signatures.

         If this Letter of Transmittal is signed by the Unitholder of the Interests or portion thereof surrendered herewith for redemption and payment of the purchase price for the Interests or portion thereof is to be made directly to such Unitholder, then no signature guarantee is required. In all other cases, Letters of Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act. If the section entitled "Special Payment Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution").

3. Signatures on Letter of Transmittal.

         If this Letter of Transmittal is signed by the registered holder(s) of the Interests or portions thereof, the signature(s) must correspond with the name(s) as printed in this Letter of Transmittal, without alteration, enlargement or any change whatsoever.

         If the Interests or portions thereof are held by two or more joint holders, all such holders must sign this Letter of Transmittal.

         If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal, the appropriate boxes on the Letter of Transmittal should be completed.